Exhibit 99.1

AÉROPOSTALE, INC. ANNOUNCES EXECUTIVE APPOINTMENTS

Michael J. Cunningham, President, Expands Role
Marc D. Miller Appointed Chief Financial Officer
Mary Jo Pile Promoted to Executive Vice President, Customer Engagement

New York, New York – December 21, 2010 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced three executive appointments that realign responsibilities and strengthen its leadership team.  The management appointments are as follows:

Michael J. Cunningham, President, will expand his role and assume additional responsibilities over planning and allocation, construction, logistics and real estate.  He will also remain responsible for the finance organization, investor relations and information technology.  Mr. Cunningham will continue to report to Thomas P. Johnson, Chief Executive Officer.

Marc D. Miller, Senior Vice President of Strategic Planning and New Business Development, has been appointed Chief Financial Officer. Mr. Miller joined Aéropostale in 2005 as Vice President of Strategic Planning and New Business Development and was promoted to Senior Vice President in 2007.  Prior to that, Mr. Miller held senior management positions at Footstar, Inc. from 2001 to 2005, most recently serving as Vice President of Strategic Planning and Corporate Development. Mr. Miller also served as Vice President, Apparel and Consumer Products for Tradeout, Inc. from 2000 to 2001.  Mr. Miller began his career at McKinsey & Company in 1996. Mr. Miller will remain responsible for strategic planning and new business development including international expansion. In his new role, Mr. Miller will report to Mr. Cunningham.

Mary Jo Pile, Senior Vice President and Chief Stores Officer has been promoted to Executive Vice President , Customer Engagement and will assume additional responsibilities over marketing including e-commerce in addition to her current responsibilities over all store operations.  Ms. Pile joined Aéropostale in 2005 as Chief Stores Officer.  Prior to that, Ms. Pile held executive management positions with Express, including Victoria’s Secret Beauty, from 1982 to 2004, most recently serving as Executive Vice President of Stores.  Ms. Pile will continue to report to Mr. Johnson.

Thomas P. Johnson, Chief Executive Officer, said, “We are very pleased to recognize the achievements of Michael, Marc and Mary Jo with these appointments.  In addition, I would also like to acknowledge the significant contributions made by each member of our executive group.  Each of our executives has played an instrumental role in the growth and success of Aéropostale as the leading promotional specialty store retailer.  We are grateful for all of their contributions and believe that our Company will continue to build on our strengths under their leadership.”

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale™ stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale™ products can be purchased in P.S. from Aéropostale™ stores and online at www.ps4u.com. The Company currently operates 908 Aéropostale stores in 49 states and Puerto Rico, 59 Aéropostale stores in Canada and 47 P.S. from Aéropostale stores in 13 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS